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                                                                   EXHIBIT 10.1

January 23, 2002

Mr. Mark Perlberg
310 Green Park Court
Atlanta, Georgia 30327

Dear Mark:

This confirms that effective January 25, 2002, Section 10(d) of the letter employment agreement from me to you dated January 7, 2000 (the "Agreement") is revised to reflect the following:

In the event of a "Change of Control", your stock options, restricted stock and deferred compensation will vest. John Cook no longer being CEO will be treated as a "Change of Control" provided that you remain with the Company for at least six (6) months after a new CEO is appointed.

For purposes of this Agreement, a "Change of Control" shall have occurred if:

         (A) a majority of the directors of PRGX shall be persons other than persons:

                  (1) for whose election proxies shall have been solicited by the Board of Directors of PRGX; or

                  (2) who are then serving as directors appointed by the Board of Directors of PRGX to fill vacancies on such board caused by death or resignation, (but not by removal, or to fill newly-created directorships); or

         (B) all or substantially all assets or securities representing a majority of the power to vote in the election of PRGX's Board of Directors shall be acquired by an individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934; or

         (C) there shall have occurred a merger or consolidation resulting in the shareholder's of PRGX immediately prior to such transaction ceasing to beneficially own directly or indirectly securities of PRGX, the surviving entity or a parent thereof representing at least 50% of PRGX/such entity's voting power; or

         (D) there shall have occurred any other transaction or event that the Board of Directors of PRGX in its discretion identifies as a Change in Control for this purpose.

Should you have any questions, please let me know.

Best wishes,



                                          /s/ JOHN M. COOK
                                          ---------------------------------
                                          John M. Cook
                                          Chairman, Chief Executive Officer



Accepted and agreed:                      /s/ MARK PERLBERG
                                          ---------------------------------
                                          Mark Perlberg